                                                         EXHIBIT NO. EX-99.g.1.f

                        THE DFA INVESTMENT TRUST COMPANY

                               CUSTODIAN AGREEMENT
                               ADDENDUM NUMBER SIX

         THIS ADDENDUM is made as of the 26th day of July, 2001, by and between THE DFA INVESTMENT TRUST COMPANY, a Delaware business trust (the "Fund"), and PFPC TRUST COMPANY, formerly known as "Provident National Bank" ("PFPC Trust").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended; and

         WHEREAS, the Fund has retained PFPC Trust to provide certain custodian services pursuant to a Custodian Agreement dated January 15, 1993, as amended (the "Agreement"), which, as of the date hereof, remains in full force and effect; and

         WHEREAS, Paragraph 1 of the Agreement provides that the Fund may from time to time issue additional series and, in such event, the provisions of the Agreement shall apply to such series as may be mutually agreed to by the Fund and PFPC Trust; and

         WHEREAS, PFPC Trust presently provides custodian services to the existing series of the Fund, and has agreed to provide such services to a new series of the Fund, designated as The Tax-Managed U.S. Marketwide Series, which is listed on Schedule A, attached hereto; and

         WHEREAS, PFPC Trust presently provides custodian services to those series of the Fund designated as The LD U.S. Large Company Series and The HD U.S. Large Company Series, which series shall be renamed The LD U.S. Marketwide Series and The HD U.S. Marketwide Series, respectively, and which are listed on Schedule A, attached hereto; and

         WHEREAS, Paragraph 28 of the Agreement provides that the Agreement may only be changed by a written instrument signed by the party against which enforcement of such change is sought; and

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

         1. The Agreement is amended to provide that those Series set forth on "Schedule A, Series of The DFA Investment Trust Company, Amended and Restated August 1, 2001," which is attached hereto, shall be "Covered Series" under the Agreement effective August 1, 2001 through September 8, 2001, and that those Series set forth on "Schedule A, Series of The DFA Investment Trust Company, Amended and Restated September 8, 2001," which is attached hereto, shall be "Covered Series" under the Agreement effective September 8, 2001.

         2. The fee schedules of PFPC Trust applicable to the Series that are listed on Schedule A shall be as agreed to in writing, from time to time, by the Fund and PFPC Trust.

         3. In all other respects, the Agreement shall remain unchanged and in full force and effect.

         4. This Addendum may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         5.   The effective date of this Addendum shall be August 1, 2001.

         IN WITNESS WHEREOF, the parties hereto have caused this Addendum Number Six to the Agreement to be executed by their duly authorized officers designated below on the day and year first above written.

                               THE DFA INVESTMENT TRUST COMPANY

                               By: /s/ Catherine L. Newell
                                   -----------------------
                                   Catherine L. Newell
                                   Vice President and Secretary

                               PFPC TRUST COMPANY

                               By: /s/ Joseph Gramlich
                                   -------------------
                                   Joseph Gramlich
                                   Senior Vice President

                                                            AMENDED AND RESTATED
                                                                  AUGUST 1, 2001

                                   SCHEDULE A

                                    SERIES OF
                        THE DFA INVESTMENT TRUST COMPANY

                            THE U.S. MICRO CAP SERIES
                            THE U.S. SMALL CAP SERIES
                          THE U.S. LARGE COMPANY SERIES
                     THE ENHANCED U.S. LARGE COMPANY SERIES
                         THE U.S. SMALL CAP VALUE SERIES
                         THE U.S. LARGE CAP VALUE SERIES
                         THE U.S. SMALL XM VALUE SERIES
                      THE DFA ONE-YEAR FIXED INCOME SERIES
                  THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                             THE GLOBAL VALUE SERIES
                         THE GLOBAL LARGE COMPANY SERIES
                         THE GLOBAL SMALL COMPANY SERIES
                        THE LD U.S. LARGE COMPANY SERIES
                        THE HD U.S. LARGE COMPANY SERIES
                       THE LD U.S. MARKETWIDE VALUE SERIES
                       THE HD U.S. MARKETWIDE VALUE SERIES
                     THE TAX-MANAGED U.S. MARKETWIDE SERIES

                                                            AMENDED AND RESTATED
                                                               SEPTEMBER 8, 2001

                                   SCHEDULE A

                                    SERIES OF
                        THE DFA INVESTMENT TRUST COMPANY

                            THE U.S. MICRO CAP SERIES
                            THE U.S. SMALL CAP SERIES
                          THE U.S. LARGE COMPANY SERIES
                     THE ENHANCED U.S. LARGE COMPANY SERIES
                         THE U.S. SMALL CAP VALUE SERIES
                         THE U.S. LARGE CAP VALUE SERIES
                         THE U.S. SMALL XM VALUE SERIES
                      THE DFA ONE-YEAR FIXED INCOME SERIES
                  THE TAX-MANAGED U.S. MARKETWIDE VALUE SERIES
                             THE GLOBAL VALUE SERIES
                         THE GLOBAL LARGE COMPANY SERIES
                         THE GLOBAL SMALL COMPANY SERIES
                          THE LD U.S. MARKETWIDE SERIES
                          THE HD U.S. MARKETWIDE SERIES
                       THE LD U.S. MARKETWIDE VALUE SERIES
                       THE HD U.S. MARKETWIDE VALUE SERIES
                     THE TAX-MANAGED U.S. MARKETWIDE SERIES